Execution Copy
                               SECURITY AGREEMENT

         This Security Agreement ("Agreement") dated as of February 24, 2004, by and between Fonix Corporation, a Delaware corporation ("Fonix"), LTEL Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Fonix ("Debtor") and McCormack Avenue Ltd., a British Virgin Islands corporation ("Secured Party").

                                   Background

A. Secured Party has extended credit to Fonix as evidenced by that certain Secured Note dated as of February 24, 2004 (as amended, restated, modified, or replaced from time to time, the "Note"). Capitalized terms used, but not defined herein, shall have the respective meanings set forth in the Note. As used herein, property shall mean all personal and real property of every kind and description (whether tangible or intangible) in which a person has any right, title or interest.

B. Debtor and Fonix desire to grant to Secured Party security interests in the property described herein to secure all of Fonix's obligations and undertakings to Secured Party under the Note. Debtor is the direct or indirect owner of all of the equity interest in LTEL Holdings Corporation, a Delaware corporation ("LTEL") and its subsidiaries (collectively the "Subsidiaries").

C. The extension of credit to Fonix by Secured Party is necessary for the operation of the Debtor's business.

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

                         SECTION 1 - SECURITY INTEREST


     1.1 Description: As security for the payment of all obligations and undertakings of every kind or nature whatsoever of Fonix to Secured Party, whether now existing or hereafter incurred, matured or unmatured, direct or indirect, primary or secondary, related or unrelated or due or to become due, arising under the Note, and any extensions, modifications, substitutions, increases and renewals thereof, and substitutions therefor; the payment of all amounts advanced by Secured Party to preserve, protect, defend, and enforce its rights hereunder and in the following property in accordance with the terms of this Agreement; and the payment of all expenses incurred by Secured Party in connection therewith (collectively the "Obligations"), Debtor hereby assigns and grants to Secured Party a continuing lien on and security interest in, upon and to the following property (the "Collateral"):

          (a) Accounts, Contract Rights, Etc. - All of Debtor's now owned and hereafter acquired, created, or arising accounts, accounts receivable, notes receivable, contract rights, chattel paper, documents (including documents of title), instruments, letters of credit and goods;

          (b) Inventory - All of Debtor's now owned or hereafter acquired inventory of every nature and kind, wherever located;

          (c) General Intangibles - All of Debtor's now owned and hereafter acquired, created or arising general intangibles of every kind and description, including, but not limited, to all existing and future rights to commissions, customer lists, choses in action, claims, books, records, patents and patent applications, copyrights, trademarks, tradenames, tradestyles, trademark applications, blueprints, drawings, designs and plans, trade secrets, contracts, contract rights, license agreements, formulae, tax and any other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies including without limitation, credit insurance and key man life insurance policies, and computer information, software, records and data;

          (d) Equipment - All of Debtor's now owned and hereafter acquired equipment, including, without limitation, machinery, vehicles, furniture and fixtures, wherever located, and all replacements, parts, accessories, substitutions and additions thereto;

          (e) Deposit Accounts - All of Debtor's now existing and hereafter acquired or arising deposit accounts of every nature, wherever located, and all documents and records associated therewith;

          (f) Property in Secured Party's Possession - All property of Debtor, now or hereafter in Secured Party's possession;

          (g) Investment Property - All of Debtor's now owned or hereafter acquired investment property whether registered or unregistered;

          (h) Goods - All of Debtor's now owned or hereafter acquired goods;

          (i) Letter of Credit Rights - All of Debtor's now owned or hereafter, letter of credit rights;

          (j) Commercial Tort Claims - All of Debtor's commercial tort claims against any party arising prior to, on or after the date hereof; and

          (k) Proceeds - The proceeds (including, without limitation, insurance proceeds), whether cash or non-cash, of all of the foregoing.

                  All terms defined in the Uniform Commercial Code as in effect in the State of Delaware from time to time (the "UCC") and used herein shall have the same definitions as specified in the UCC. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9.

     1.2 Lien Documents: As Secured Party deems necessary, Debtor shall execute and deliver to Secured Party, or have executed and delivered (all in form and substance satisfactory to Secured Party), any agreements, documents, instruments and writings, required to evidence, perfect or protect Secured Party's lien and security interest in the Collateral required hereunder or as Secured Party may request from time to time.



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

1.3      Other Actions:

          (a) Secured Party is hereby authorized to file financing statements and amendments to financing statements without Debtor's signature in accordance with the UCC. Debtor hereby authorizes Secured Party to file all financing statements and amendments to financing statements describing the Collateral in any filing office as Secured Party, in its sole discretion may determine, including financing statements listing "All Assets" in the collateral description therein. Debtor agrees to comply with the requirements of all state and federal laws and requests of Secured Party in order for Secured Party to have and maintain a valid and perfected first security interest in the Collateral including, without limitation, executing such documents as Secured Party may require to obtain control (as defined in the UCC) over all deposit accounts, letter of credit rights and investment property.

          (b) In addition to the foregoing, Debtor shall do anything further that may be reasonably required by Secured Party to secure Secured Party and effectuate the intentions and objects of this Agreement, including, without limitation, the execution and delivery of security agreements, contracts and any other documents required hereunder. At Secured Party's request, Debtor shall also immediately deliver (with execution by Debtor of all necessary documents or forms to reflect, implement or enforce the security interest of Secured Party described herein) to Secured Party all items of which Secured Party must receive possession to obtain a perfected security interest, including without limitation, all notes, stock powers, letters of credit, certificates and documents of title, chattel paper, warehouse receipts, instruments, and any other similar instruments constituting Collateral.

     1.4 Filing Security Agreement: A carbon, photographic or other reproduction or other copy of this Agreement or of a financing statement is sufficient as and may be filed in lieu of a financing statement.

     1.5 Landlord/Warehouseman Waiver: Debtor will use its best efforts to cause each owner of any premises occupied by Debtor or to be occupied by Debtor and each warehouseman of any warehouse, where, in either event, Collateral is held, to execute and deliver to Secured Party an instrument, in form and substance satisfactory to Secured Party, under which such owner(s) or warehouseman subordinates its/his/their interests in and waives its/his/their right to distrain on or foreclose against the Collateral and agrees to allow Secured Party to remain on such premises to dispose of or deal with any Collateral located thereon.

     1.6 Power of Attorney: Each of the officers of Secured Party or its representative is hereby irrevocably made, constituted and appointed the true and lawful attorney for Debtor (without requiring it to act as such) with full power of substitution to do the following: (a) if Debtor refuses or is unable for more than three (3) business days after being requested to do so, execute, in the name of Debtor, schedules, assignments, instruments, documents and statements that Debtor is obligated to give Secured Party hereunder or that are necessary to perfect (or continue to evidence the perfection of such security interest); (b) during the continuance of an Event of Default, endorse the name of Debtor upon any and all checks, drafts, money orders and other instruments for the payment of monies that are payable to Debtor and constitute collections on Debtor's accounts or other Collateral; and (c) during the continuance of any Event of Default, do such other and further acts and deeds in the name of Debtor that Secured Party, consistent with the requirements of the UCC, may reasonably deem necessary or desirable to enforce any Account or other Collateral or perfect Secured Party's security interest in the Collateral.



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

                   SECTION 2 - REPRESENTATIONS AND WARRANTIES

2.1      Debtor represents and warrants to Secured Party that:

          (a) Organization - Debtor (i) is duly organized and validly existing under the laws of its state of formation, (ii) has the power and authority to operate its business and to own its property and (iii) is duly qualified, is validly existing and in good standing and has lawful power and authority to engage in the business it conducts in each state where the nature and extent of its business requires qualification, except where any such failure would not have a material adverse effect on the business, operations or financial condition of Debtor.

          (b) Non-Contravention - The making and performance of this Agreement and other agreements executed in connection herewith will not (immediately, with the passage of time or with the giving of notice or both):

               (i) violate the certificate of organization or bylaws or operating agreement, as applicable, of Debtor or result in a default under any contract, agreement or instrument to which Debtor is a party or by which Debtor or its property is or may be bound, or

               (ii) result in the creation or imposition of any security interest in, or lien or encumbrance upon, any of the assets of Debtor, except such as are in favor of Secured Party.

          (c) Power and Authority - Debtor has the power and authority to enter into and perform this Agreement and to incur the obligations herein and therein provided for, and has taken all proper and necessary action to authorize the execution, delivery and performance of this Agreement.

          (d) Enforceable - This Agreement is valid, binding and enforceable against Debtor in accordance with its terms.

          (e) Consents and Approvals - All necessary consents, approvals or authorizations of, or filing, registration or qualification with, any Person, required to be obtained by Debtor in connection with the execution and delivery of this Agreement or the undertaking or performance of any obligation hereunder has been obtained.

          (f) Names and Intellectual Property

               (i) For the past five (5) years, Debtor has not conducted business under or used any other name;

               (ii) Debtor is the sole owner or due licensee of all trademarks, service marks, patents or copyrights which Debtor uses, plans to use or has a right to use. Debtor is not in violation of any rights of any other Person with respect to such property; and

               (iii) Except for generally available, shrink-wrapped software products, Debtor does not require any copyrights, patents, trademarks or other intellectual property, or any license(s) to use any patents, trademarks or other intellectual property in order to conduct its operations in the ordinary course of business.

          (g) Title - The Collateral is free and clear of any and all liens, claims, encumbrances or security interests other than the Permitted Liens (as defined below).

          (h) Perfection - This Agreement is effective to create in favor of Secured Party legal, valid and enforceable security interest in all right, title and interest of Debtor in the Collateral, and when financing statements and mortgages have been filed in the appropriate offices, Secured Party will have a perfected security interest in the Collateral, superior in right to any and all other liens, security interest or other encumbrances existing or future, other than the security interest in favor of Secured Party and Permitted Liens (as defined below).

          (i) Commercial Tort Claims - Debtor is not a party to any commercial tort claims.

                             SECTION 3 - COVENANTS

3.1      Debtor covenants that:

          (a) Payment of Taxes and Claims - Debtor shall pay, before they become delinquent,

               (i) all taxes, assessments and governmental charges or levies imposed upon it or upon Debtor's property after the date hereof, and

               (ii) all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other Persons entitled to the benefit of statutory or common law liens or other encumbrances, which, if unpaid, would result in the imposition of a lien or other encumbrance upon its property; provided, however, that Debtor shall not be required to pay any such tax, assessment, charge, levy, claim or demand if the amount, applicability or validity thereof shall at the time be contested in good faith and by appropriate proceedings by Debtor, and if Debtor shall have set aside on its books adequate reserves in respect thereof, if so required in accordance with GAAP; which deferment of payment is permissible so long as no lien or other encumbrance has been entered and Debtor's title to, and its right to use, its property are not materially adversely affected thereby.

          (b) Property - Debtor shall maintain its property in its current condition (normal wear and tear excepted) and make all necessary renewals, replacements, additions, betterments and improvements thereto and will pay and discharge when due the cost of repairs and maintenance to its property, and will pay all rentals when due for all real estate leased by Debtor.

          (c) Financial Records - Debtor shall keep current and accurate books of records and accounts in which full and correct entries will be made of all of its business transactions, and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP.

          (d) Existence and Rights - Debtor shall do (or cause to be done) all things necessary to preserve and keep in full force and effect its existence, good standing, rights and franchises. Debtor shall maintain any and all licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property or to the conduct of its businesses.

          (e) Compliance with Laws - Debtor: (i) shall be in compliance with any and all laws, ordinances, governmental rules and regulations, and court or administrative orders or decrees to which it is subject, whether federal, state or local, (including, without limitation, environmental laws) and
     (ii) shall obtain any and all licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property or to the conduct of its businesses. Debtor shall timely satisfy all assessments, fines, costs and penalties imposed (after exhaustion of all appeals, provided a stay has been put in effect during such appeal) by any governmental authority against Debtor or any property of Debtor.

          (f) Issue Taxes - Debtor shall pay all taxes (other than taxes based upon or measured by any Secured Party's income or revenues or any personal property tax), if any, in connection with the recording of any lien documents. The obligations of Debtor hereunder shall survive the termination of this Agreement.

          (g) Merger, Consolidation, Dissolution or Liquidation - Debtor shall not merge or consolidate with any other Person or commence a dissolution or liquidation, except for the merger or consolidation of any of Debtor's Subsidiaries with and into Debtor, or the merger or consolidation of Debtor with and into Fonix. In the event of any such permitted merger or consolidation, Debtor shall deliver to Secured Party: (i) notice thereof at least five (5) days prior to the effective date of such event; and (ii) a UCC-3 amendment reflecting any changes to the existing UCC financing statement necessary in light of such transaction.

          (h) Sale of Property - Debtor shall not engage in any sale of its assets, except pursuant to a reorganization or consolidation of Debtor with and into Fonix.

          (i) Liens and Encumbrances - Debtor shall not: (i) execute a negative pledge agreement with any Person covering any of its property or allow or cause a negative pledge to exist with respect to any property of the Subsidiaries, or (ii) cause or permit or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), its property or property of the Subsidiaries (including, without limitation, the Collateral), whether now owned or hereafter acquired, to be subject to a lien, security interest or other claim or encumbrance except for Permitted Liens. As used herein, "Permitted Liens" means: (x) liens securing taxes, assessments or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords, and other like persons, provided the payment thereof is not at the time required by Section 3.1(a); (y) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, social security and other like laws; and (z) those liens, security interests or other encumbrances existing as of the date hereof.

          (j) Other Agreements - Debtor shall not become or be a party to any contract or agreement which at the time of becoming a party to such contract or agreement materially impairs Debtor's ability to perform under this Agreement, or under any other instrument, agreement or document to which Debtor is a party or by which it is or may be bound.



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

          (k) Change of Location or Jurisdiction of Organization - Debtor agrees that it shall not change its name or jurisdiction of organization without ten (10) days' prior written notice to Secured Party and that if its principal place of business changes from that indicated on the signature page of this Agreement, Debtor will immediately notify the Secured Party in writing of the additions or changes to the locations of the Collateral.

          (l) Commercial Tort Claims: Debtor shall provide written notice to Secured Party of any commercial tort claim to which Debtor is or becomes a party or which otherwise inures to the benefit of Debtor. Such notice shall contain a sufficient description of the commercial tort claim including the parties, the court in which the claim was commenced (if applicable), the docket number assigned to the case (if applicable) and an explanation of the events giving rise to such claim. If requested by Secured Party, Debtor shall grant Secured Party a security interest in such commercial tort claim in which Debtor is plaintiff or cross-claimant as additional Collateral. Debtor shall execute and deliver such instruments, documents and agreements as Secured Party may require in order to obtain and perfect such security interest including, without limitation, a security agreement or amendment to any existing security agreement all in form and substance satisfactory to Secured Party. Debtor authorizes Secured Party to file (without Debtor's signature), financing statements or amendments to existing financing statements as Secured Party deems necessary to perfect the security interest.

                              SECTION 4 - DEFAULT

     4.1 Events of Default: The occurrence of an Event of Default (as defined in the Note) shall constitute an event of default ("Event of Default") hereunder and Secured Party shall thereupon have the option to declare Debtor in default under this Agreement, and declare all liabilities, indebtedness and obligations of Debtor to Secured Party under this Agreement and the Note, whether matured or contingent, immediately due and payable including, but not limited to, interest, principal, expenses, advances to protect Secured Party's position and all of Secured Party's rights hereunder and thereunder, all without demand, notice, presentment or protest or further action of any kind.

     4.2 Rights and Remedies on Default: In addition to all other rights, options and remedies granted to Secured Party under this Agreement (each of which is also then exercisable by Secured Party), Secured Party may, upon the occurrence of an Event of Default, exercise any other rights granted to it under the UCC and any other applicable law, including, without limitation, the following rights and remedies:

          (a) the right to take possession of, send notices, and collect directly the Collateral, with or without judicial process (including, without limitation the right to notify the United States postal authority to redirect all mail addressed to Debtor to an address designated by Secured Party);

          (b) by its own means or with judicial assistance, enter Debtor's premises and take possession of the Collateral, or render it unusable, or dispose of the Collateral on such premises without any liability for rent, storage, utilities or other sums, and Debtor shall not resist or interfere with such action; or

(c) require Debtor at Debtor's expense to assemble all or any part of the Collateral and make it available to Secured Party at any place designated by Secured Party.

                  Debtor hereby agrees that a notice received by it at least ten
(10) days before the time of any intended public sale or of the time after which any private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any perishable inventory or Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Secured Party without prior notice to Debtor. Debtor covenants and agrees not to interfere with or impose any obstacle to Secured Party's exercise of its rights and remedies with respect to the Collateral, after the occurrence of an Event of Default hereunder.

                  To the extent that applicable law imposes duties on Secured Party to exercise remedies in a commercially reasonable manner, Debtor acknowledges and agrees that it is not commercially unreasonable for Secured Party (a) to fail to incur expenses reasonably deemed significant by the Secured Party to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to remove liens, security interests or other encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as Debtor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties,
(k) to purchase insurance or credit enhancements to insure Secured Party against risks of loss, collection or disposition of Collateral or to provide to Secured Party a guaranteed return from the collection or disposition of Collateral, or
(l) to the extent deemed appropriate by Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Secured Party in the collection or disposition of any of the Collateral. Debtor acknowledges that the purpose of this paragraph is to provide non-exhaustive indications of what actions or omissions by Secured Party would not be commercially unreasonable in Secured Party's exercise of remedies against the Collateral and that other actions or omissions by Secured Party shall not be deemed commercially unreasonable solely on account of not being indicated in this paragraph. Without limitation upon the foregoing, nothing contained in this paragraph shall be construed to grant any rights to Debtor or to impose any duties on Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this paragraph.



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

     4.3 Nature of Remedies: Secured Party shall have the right to proceed against all or any portion of the Collateral in any order and may apply such Collateral to the liabilities and obligations of Debtor to Secured Party in any order. All rights and remedies granted Secured Party hereunder and under any agreement referred to herein, or otherwise available at law or in equity, shall be deemed concurrent and cumulative, and not alternative remedies, and Secured Party may proceed with any number of remedies at the same time until all existing and future liabilities and obligations of Debtor to Secured Party, are satisfied in full. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and Secured Party, upon the occurrence of an Event of Default, may proceed against Debtor, and/or the Collateral, at any time, under any agreement, with any available remedy and in any order.

                           SECTION 5 - MISCELLANEOUS

     5.1 Governing Law: This Agreement, and all related agreements and documents, and all matters arising hereunder or related hereto, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its otherwise applicable principles of conflicts of laws. The provisions of this Agreement and other agreements and documents referred to herein are to be deemed severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

5.2      Waiver:

          (a) No omission or delay by Secured Party in exercising any right or power under this Agreement or any other document will impair such right or power or be construed to be a waiver of any default, or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or power will not preclude other or further exercise thereof or the exercise of any other right, and no waiver of Secured Party's rights hereunder will be valid unless in writing and signed by Secured Party, and then only to the extent specified.

          (b) Debtor releases Secured Party, its agents, administrators and executors, its officers, employees and agents, of and from any claims for loss or damage resulting from acts or conduct of any or all of them arising through the date hereof, unless caused solely by willful misconduct or gross negligence.

     5.3 Modification: No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

     5.4 Signatories: Each individual signatory hereto represents and warrants that he is duly authorized to execute this Agreement on behalf of his principal and that he executes the Agreement in such capacity and not as a party.

     5.5  Successors and Assigns:  All provisions  herein shall inure to, become
binding  upon  the  successors,   representatives,   trustees,   administrators,
executors, heirs and assigns of the parties hereto.

     5.6 Consent to Jurisdiction: Debtor irrevocably consents to the jurisdiction of the Courts of the State of Delaware or the United States District Court for the District of Delaware in any and all actions and proceedings whether arising hereunder or under any other agreement or undertaking and irrevocably agrees to service of process to the address of Debtor set forth herein by certified mail, return receipt requested.

     5.7 Waiver of Jury Trial: Debtor and Secured Party hereby waive any and all rights any may have to a jury trial in connection with any litigation commenced by or against Secured Party with respect to rights and obligations of the parties hereto.

     5.8 No Marshalling. Secured Party shall not be required to marshal any present or future collateral security (including but not limited to this Agreement and the Collateral) for, or other assurances of payment of, the obligations (or any of them) secured hereunder or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, Debtor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of Secured Party's rights under this Agreement or under any other instrument creating or evidencing any of the obligations secured hereunder or under which any of such obligations is outstanding or by which any of such obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Debtor hereby irrevocably waives the benefits of all such laws.

     5.9 Notices. All communications which any party may provide to any other herein shall be sent in the manner set forth in the Exchange Agreement, If to Debtor at 9350 South 150 East, Suite 700, Sandy, Utah 84070, Fax: 801-553- 6707,
Attn: President, and with a copy to Jeffery M. Jones, Durham Jones & Pinegar, 111 East Broadway, Suite 900, Salt Lake City, Utah 84111, Fax: 801-415-3500.

                       [SIGNATURES TO FOLLOW ON NEXT PAGE]

         IN WITNESS WHEREOF, the undersigned parties have executed this Agreement the day and year first above written.

                                  LTEL ACQUISITION CORPORATION,
                                  a Delaware corporation



                                  By:
                                     ------------------------------------------
                                     Thomas A. Murdock, President


Acknowledged and Accepted:

MCCORMACK AVENUE LTD.



By:
   --------------------------------------------------
Name/Title:
           ------------------------------------------


FONIX CORPORATION


By:
   --------------------------------------------------
         Thomas A. Murdock, President